You can now access your Poniard Pharmaceuticals, Inc. account online.

Access your Poniard Pharmaceuticals, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Poniard Pharmaceuticals, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status

View payment history for dividends

View certificate history

Make address changes

View book-entry information

Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

TOLL FREE NUMBER: 1-800-370-1163

FOLD AND DETACH HERE

PROXY

Poniard Pharmaceuticals, Inc.

Special Meeting of Shareholders – [—], 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Ronald A. Martell and Michael K. Jackson, and each of them, with power to act without the other and with power of substitution, as lawful agents and proxies to represent and vote, as provided in this proxy, all the shares of Poniard Pharmaceuticals, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of the company to be held at [—], on [—], [—], 2011 at [—] a.m., Pacific Time, or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Special Meeting.

This proxy, when properly executed will be voted in the matter directed herein. If no such direction is made, the proxy will be voted FOR Proposal Nos. 1, 2 and 3.

Address Change/Comments

(Mark the corresponding box on the reverse side)

RESTRICTED SCANNING AREA

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

PONIARD PHARMACEUTICALS, INC.

JOHN M. DOE
100 SMITH DRIVE
ANYWHERE USA XXXXX-XXXX

INTERNET
http://www.proxyvoting.com/xxx
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

SHARE BREAKOUT
RESTRICTED AREA
4" x 1 1/4"

CONTROL NUMBER
RESTRICTED AREA
3" x 3/4"

BAR CODE AREA RESTRICTED
3" x 1/2"

WO# XXXXX

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE INDICATED, WILL BE VOTED "FOR" ITEMS 1 THROUGH 3.

Please mark your votes as indicated in this example ☒

	FOR	AGAINST	ABSTAIN
1. To approve the issuance of Poniard common stock and the resulting change of control of Poniard pursuant to the Agreement and Plan of Merger and Reorganization dated as of June 22, 2011, by and among Poniard, FV Acquisition Corp., a wholly owned subsidiary of Poniard, and Allozyne, Inc.	☐	☐	☐
2. To approve amendment of Poniard's articles of incorporation to effect a reverse stock split of Poniard's outstanding common stock, at a ratio of 1-for-40	☐	☐	☐
3. Vote to approve adjournment of special meeting, if necessary, to solicit additional proxies if there are not sufficient votes for either or both of Proposals 1 and 2 above.	☐	☐	☐

Mark Here for Address Change or Comments ☐
SEE REVERSE

JOHN M. DOE
JANE S. DOE
100 SMITH DRIVE
ANYWHERE USA XXXXX-

RESTRICTED AREA - SCAN LINE

Signature ______________________ Signature ______________________ Date ____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such. EACH SIGNATORY HERETO ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION DATED [●], 2011.